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                                  Exhibit 10.6

                              Employment Agreement
                         between Roger M. Lane and MSHI

                         effective as of March 24, 1999


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                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement"), effective as of March 24, 1999 (the "Effective Date"), is between MSI HOLDINGS, INC., a Utah corporation (the "Company"), and ROGER M. LANE ("Lane"). The Company and Lane are collectively referred to in this Agreement as the "Parties."

                                    Background

On March 23, 1999, the Parties signed a letter under which the Company offered to Lane, and Lane accepted, employment as the Company's Chief Operating Officer to commence April 1, 1999 (the "Employment Letter"). The Parties now desire, however, to provide for the employment of Lane commencing on the Effective Date in accordance with the terms of this Agreement, which supersedes the Employment Letter.

                               Terms of Agreement

The Parties agree as follows:

1. EMPLOYMENT. The Company employs Lane to devote his personal services to the business and affairs of the Company, and Lane accepts such employment, on the terms and conditions stated in this Agreement.

    1.1. Duties. Lane's title and position shall be Chief Operating Officer of the Company. Lane's duties will be those customarily performed by persons acting in that capacity and those that may be designated by the Chief Executive Officer of the Company consistent with the title and position of Chief Operating Officer of the Company. Lane shall report directly to the Company's Chief Executive Officer. Lane shall also serve, upon request and without additional compensation, as an officer or a director, or both, of any subsidiary, division, or affiliate of the Company or any other entity in which the Company holds an equity interest or which it sponsors.

    1.2. Full-Time Employee. Lane shall devote his full time (except for reasonable vacation time and absence for any disability), attention, and best efforts to the performance of his duties described in Article 1.1.

    1.3. Preparation Period. Commencing on the Effective Date, Lane shall prepare to act as Chief Operating Officer of the Company by reviewing and familiarizing himself with the Company and its business, including its other personnel, its properties, and its material relationships, and with the industry in which the Company conducts business. That period of preparation shall extend no longer than April 15, 1999 (the "Preparation Period"). Notwithstanding any provision in any of Articles 3, 4, and 10 to the contrary, except for the nonqualified stock option granted under the Company's 1998 Stock Option Plan (the "Option Plan") as described in Article 3.2, Lane's activities during the Preparation Period


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    shall be at no cost and without charge to the Company, and Lane shall not be entitled to any compensation, benefits, reimbursement, or indemnification from the Company for any of his activities or omissions during the Preparation Period. Except as described in Article 3.2, Lane's compensation, benefits, reimbursement, and indemnification from the Company shall commence upon the expiration of the Preparation Period.

2. TERM. The term of Lane's employment under this Agreement (the "Term") shall commence on the Effective Date and shall continue until terminated pursuant to
Article 5.

3. COMPENSATION. As compensation for the services rendered by Lane under this Agreement, the Company shall, during the Term (but subject to Article 1.3), pay or provide Lane the following:

    3.1. Base Salary. The Company shall pay Lane during the Term a base salary equal to One Hundred Twenty Thousand Dollars ($120,000.00) per fiscal year of the Company ("Base Salary"). Base Salary shall be paid in equal installments every two weeks, in arrears, at the Company's regular and routine payroll dates, or at such intervals as may otherwise be agreed upon by the Parties, and in accordance with any other payroll procedures of the Company. Base Salary shall be prorated in any fiscal year during which Lane is employed under this Agreement for less than the entire fiscal year, in accordance with the number of days in that fiscal year during which Lane is so employed. Base Salary shall also be prorated (on a daily basis) for any partial payroll period of employment under this Agreement.

    3.2. Option. Lane shall be eligible to participate in any stock option, performance share, phantom stock, or similar long-term stock-based incentive plan adopted by the Company for its employees in effect during the Term, including the Option Plan. Except as described in the next sentence, the extent to which Lane shall participate in any such plan will be determined by the Company's Board of Directors (the "Board") or the Compensation Committee of the Board. On or as of the Effective Date, Lane shall receive a nonqualified stock option granting Lane the right to purchase up to Four Hundred Fifty Thousand (450,000) shares of the Company's common stock, par value $0.10 per share ("Common Stock"), in accordance with the Option Plan and the Stock Option Agreement attached hereto as Exhibit "A". The Company will use its best efforts to cause Lane's option described in the preceding sentence and any other options granted to Lane under the Option Plan to be included in an effective registration statement on Form S-8 (or any applicable successor form) under the Securities Act of 1933, as amended, filed by August 15, 1999.

    3.3. Savings and Retirement Plans. Lane shall be eligible to participate in any bonus, savings, deferred compensation, retirement or pension, or death benefit plan adopted by the Company for its employees generally in effect during the Term.

EMPLOYMENT AGREEMENT - ROGER LANE

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    3.4. Welfare Benefit Plans. Lane shall be eligible to participate in any life insurance, medical, dental, and hospitalization insurance, disability insurance benefit, or other similar employee welfare benefit plan or program adopted by the Company covering its employees generally in effect during the Term.

    3.5. Paid Time Off. Lane shall be entitled to fifteen (15) days of paid vacation or time off ("PTO") per fiscal year of the Company, in accordance with the Company's PTO policies, practices, and procedures in effect during the Term. Such PTO shall, however, be prorated in any fiscal year during which Lane is employed under this Agreement for less than the entire fiscal year, in accordance with the number of days in that fiscal year during which Lane is so employed. For the avoidance of doubt, none of Lane's time during the Preparation Period shall be counted as, or against, PTO available to Lane.

    3.6. Transportation Allowance. During the Term, the Company shall pay Lane a transportation allowance equal to Four Hundred Dollars ($400.00) per month ("Transportation Allowance"). The Transportation Allowance shall be payable in equal installments together with the payments of Base Salary.

    3.7. Tax Withholding. The Company may deduct from any compensation or other amount payable to Lane under this Agreement (including under Article 5) social security (FICA) taxes and all federal, state, municipal, and other taxes or governmental charges as may, in the Company's judgment, be required.

    3.8. Participation in Compensation and Benefit Plans. Lane's participation during the Term in any or all of the plans or programs adopted by the Company described in Articles 3.2 through 3.4 ("Compensation and Benefit Plans") will be subject to the terms and conditions of those Compensation and Benefit Plans as they now exist or may hereafter be adopted, amended, restated, or discontinued by the Company, including the satisfaction of all applicable eligibility requirements and vesting provisions of those Compensation and Benefit Plans. The Company shall have no obligation under this Agreement to continue any or all of the Compensation and Benefit Plans that now exist or are hereafter adopted. To the extent that Lane is eligible to participate in any Compensation and Benefit Plan existing on the date of this Agreement for which a plan description or plan materials are available, the Company has provided to Lane, and Lane hereby acknowledges receipt of, a copy of the correct and complete written plan description or plan materials distributed to participants or prospective participants.

4. EXPENSE REIMBURSEMENT. During the Term, Lane may incur, and shall be reimbursed by the Company for, reasonable, ordinary and necessary, and documented business expenses to the extent that Lane complies with, and reimbursement is permitted by, the Company's policies, practices, and procedures.



EMPLOYMENT AGREEMENT - ROGER LANE

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5.  EMPLOYMENT TERMINATION. Either Party may terminate Lane's employment under this Agreement by giving written notice of termination to the other Party. If the Company is terminating, it shall include in that notice a statement whether the termination is because of Disability or for Cause or without Cause. The Parties' respective rights and obligations upon the termination of Lane's employment under this Agreement are as follows:

    5.1. Termination Generally. Upon any termination of Lane's employment under this Agreement, the Company shall pay or provide Lane the following:

        5.l.a. Any amount of Base Salary and Transportation Allowance earned by, but not yet paid to, Lane through the effective date of termination of employment, as further described below (the "Termination Date");

        5.1.b. All benefits that have been earned by or vested in, and are payable to, Lane under, and subject to the terms (including all eligibility requirements) of, the Compensation and Benefit Plans in which Lane participated through the Termination Date;

        5.1.c. All reimbursable expenses due, but not yet paid, to Lane as of the Termination Date under Article 4; and

        5.1.d. An amount equal to all accrued and unused PTO, calculated in accordance with the Company's PTO policies, practices, and procedures (including authorized deductions and the deductions required by law), through the Termination Date.

    The amount of Base Salary and Transportation Allowance due under
    Section 5.1.a shall be paid no later than thirty (30) business days after the Termination Date; the amounts or benefits due under Section 5.1.b shall be paid or provided in accordance with the terms of the Compensation and Benefit Plans under which such amounts or benefits are due to Lane; and the amounts due under Sections 5.1.c and 5.1.d shall be paid in accordance with the terms of the Company's policies, practices, and procedures regarding reimbursable expenses and PTO, respectively. Except as expressly provided below in this Article 5, upon paying or providing Lane the preceding amounts or benefits, the Company shall have no further obligation or liability under this Agreement for base salary or any other cash compensation or for any benefits under any of the Compensation and Benefit Plans. Upon termination of Lane's employment, Lane shall be deemed to have resigned from any position as an officer or director, or both, of any subsidiary, division, or affiliate of the Company or any other entity in which the Company holds an equity interest or which it sponsors that Lane then holds; no written resignation need be given or delivered to the Company.

    In this Agreement, the Termination Date shall be (i) the date of Lane's death, (ii) the third business day after the date on which the Company gives notice of termination because of

EMPLOYMENT AGREEMENT - ROGER LANE

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    Disability, or (iii) the date of termination specified in any other notice of termination, or if not specified in the notice of termination, the date that notice of termination is given.

    In this Agreement, "Disability" means Lane's permanent and total disability, which shall be deemed to exist if he is unable reasonably to perform his duties under this Agreement because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for at least ninety (90) consecutive days. Any Disability shall be determined by the Board or an authorized committee or representative thereof ("Representative"), in its sole and absolute discretion, upon receipt of competent medical advice from a qualified physician selected by or acceptable to the Board or its Representative. Lane shall, if there is any question about his Disability, submit to a physical examination by a qualified physician selected by the Board or its Representative.

    In this Agreement, "Cause" means any of the following: (i) Lane's failure to substantially perform his duties under this Agreement, other than any such failure resulting from his incapacity due to physical or mental illness or Disability; (ii) Lane's engaging in any action which, or omitting to engage in any action the omission of which, has been, is, or is reasonably expected to be substantially injurious (monetarily or otherwise) to the Company or its business or reputation; (iii) Lane's performance of any act or omission constituting dishonesty that results, directly or indirectly, in significant gain or enrichment of Lane or his family or affiliates at the expense of the Company; or (iv) any breach by Lane of any obligation under any of Articles 6, 7, 8, and 9. Whether an event or circumstance constituting Cause exists will be determined in good faith by the Board or its Representative. If the Company believes that Cause for termination exists under clause (i) above in this paragraph, the Company shall notify Lane of that belief, and that notice shall describe the event or circumstance believed to constitute Cause for termination. If that event or circumstance may reasonably be remedied or corrected, Lane shall have thirty (30) days to effect that correction or remedy. If not corrected or remedied within that thirty (30) day period, Cause for termination shall immediately be deemed to exist, and Lane's employment shall be deemed terminated. If the Company believes that Cause for termination exists under any of clauses (ii), (iii), and (iv) above in this paragraph, the Company shall notify Lane of that belief, and that notice shall constitute immediate termination of Lane's employment.

    Lane may voluntarily terminate his employment under this Agreement only by giving at least thirty (30) days' prior written notice to the Company. Lane shall not be liable to the Company for breach of this Agreement because of his termination of employment in accordance with the preceding sentence.

    5.2. Termination Without Cause or Upon Death or Disability. If Lane's employment is terminated by death or by the Company because of Disability or without Cause, Lane (or

EMPLOYMENT AGREEMENT - ROGER LANE

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    his legal representative, estate, or heirs) shall be entitled to receive from the Company, as liquidated damages:

        5.2.a. The continued payment of Base Salary, at the rate in effect at the Termination Date, and Transportation Allowance for twelve (12) consecutive months following the Termination Date (the "Severance Payments"); and

        5.2.b. if Lane elects and maintains continued coverage under the Consolidated Omnibus Benefits Reconciliation Act of 1985 and corresponding regulations ("COBRA"), then for up to the twelve (12) consecutive months immediately after the Termination Date, payments in an amount equal to the difference between (i) the premiums paid or payable by Lane for coverage under COBRA for himself and his dependents (if any) and (ii) the premiums that he would have paid for comparable coverage under the Company's then current group insurance plan or plans if his employment under this Agreement had not ceased (the "Insurance Payments"); except that the Insurance Payments shall expire or terminate immediately upon Lane's becoming eligible for coverage under another employer's plan or policy.

    The Severance Payments shall be paid at the dates on which Lane's Base Salary would have been payable if his employment under this Agreement had not been terminated. The Company will commence the Severance Payments and the Insurance Payments within ten (10) business days after the first business day on which the release executed and delivered in accordance with
    Section 5.3.a becomes irrevocable by Lane (or his legal representative, estate, or heirs). The Company's obligations for the Insurance Payments are not intended to negate or impair any obligation of the Company or right of Lane under COBRA. The Severance Payments and the Insurance Payments shall be in addition to the amounts or benefits to which Lane is entitled under
    Article 5.1. Any Severance Payments or Insurance Payments (or both) under this Article 5.2 shall not be deemed the continuation of Lane's employment for any purpose.

    5.3. Conditions to Severance Payments. Except as provided in Section 5.2.b and below in this Article 5.3, none of the Severance Payments and the Insurance Payments under Article 5.2 will be subject to reduction as the result of future compensation earned or received by Lane (including by self-employment), and Lane shall have no duty to mitigate his damages. The Severance Payments and the Insurance Payments shall, however, be conditioned upon:

        5.3.a. The Company's receipt of a Settlement Agreement, General Release, and Covenant Not to Sue executed and performed by Lane (or his legal representative, estate, or heirs) in substantially the form of Exhibit "B" to this Agreement (the "Release Agreement"); and

EMPLOYMENT AGREEMENT - ROGER LANE

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        5.3.b. the compliance by Lane (or his legal representative, estate, or heirs) with Articles 6, 7, 8, and 9 after the Termination Date as specified in those Articles, as well as with the Release Agreement.

    The Company may cease or reduce the Severance Payments or the Insurance Payments (or both) if, and the Company shall be entitled to a return of the Severance Payments and the Insurance Payments (or both) made to the extent that, there is or has been any material violation by Lane (or his legal representatives, estate, or heirs) of any of Articles 6, 7, 8, and 9 or of the Release Agreement.

    5.4. Termination for Cause or by Lane. If Lane's employment is terminated by the Company for Cause or is voluntarily terminated by Lane, then Lane shall not be entitled to any payments under this Agreement other than the amounts or benefits to which he is entitled under Article 5.1.

    5.5. Post-Termination Survival. The provisions of this Article 5 shall survive the termination of Lane's employment by the Company and its subsidiaries to the extent necessary to effect the post-termination payments or benefits to which Lane is entitled under the terms of this Article 5.

6. CONFIDENTIAL INFORMATION. The Company shall provide to Lane, during the Term, access to various trade secrets, confidential information, and proprietary information of the Company (which, in this Article 6 as well as in Articles 7, 8, and 9, shall include the Company's subsidiaries and affiliates) which are valuable and unique to the Company ("Confidential Information"). Confidential Information includes the Company's plans, policies, and procedures relating to its BBN Certification as well as the terms of, and the Company's plans, policies, and procedures relating to, the Company's relationships with GTE, Southwestern Bell Telephone Company, Siemens-Nixdorf Information Systems, Inc., and other persons having relationships that are material to the Company's business and affairs. Lane shall not, either while in the employ of the Company or at any time thereafter, (i) use any of the Confidential Information, or (ii) disclose any of the Confidential Information to any person not an employee of the Company or not engaged to render services to the Company, except (in either case) to perform his duties under this Agreement or otherwise with the Company's prior written consent. Nothing in this Article 6 shall preclude Lane from the use or disclosure of information generally known to the public or not considered confidential by the Company or from any disclosure to the extent required by law or court order (though Lane must give the Company prior notice of any such required disclosure and must cooperate with any reasonable requests of the Company to obtain a protective order regarding, or to narrow the scope of, the Confidential Information required to be disclosed). All files, records, documents, information, data, and similar items relating to the business or affairs of the Company, whether prepared by Lane or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed from the premises from the Company, except in the ordinary course of business as part of Lane's performance of his duties

EMPLOYMENT AGREEMENT - ROGER LANE

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under this Agreement, and (in any event) shall be promptly returned or delivered to the Company (without Lane's retaining any copies) upon the termination of employment under this Agreement.

7. NONCOMPETITION. Lane acknowledges that, in addition to his access to and possession of Confidential Information, during the Term he will acquire valuable experience and special training regarding the Company's business and that the knowledge, experience, and training he will acquire would enable him to injure the Company if he were to engage in any business that is competitive with the business of the Company. Therefore, Lane shall not, at any time during the Term and for the twelve (12) consecutive months immediately after the Termination Date, directly or indirectly (as an employee, employer, consultant, agent, principal, partner, shareholder, officer, director, or manager or in any other individual or representative capacity), engage, invest, or participate in any business in direct competition with the business of the Company within a fifty
(50)-mile radius of each location, or set or group of locations, (i) at, from, or to which the Company conducts or has conducted business or renders, provides, or delivers, or has rendered, provided, or delivered, services or products during the Measurement Period (as defined below) or (ii) that is or has been, during the Measurement Period, the subject of a Proposal (as defined below) to conduct business or render, provide, or deliver services or products thereat, therefrom, or thereto. "Measurement Period" means, with respect to Lane's activity (A) at any time during the Term, the Term, and (B) at any time on or after the Termination Date, the six (6) consecutive months preceding, and including, the Termination Date. "Proposal" means a written or formal proposal, bid, arrangement, understanding, or agreement by the Company to or with another person that reflects or contains negotiated or substantive terms, but does not include any marketing contact by the Company where the other person has not solicited that contact or indicated any interest in doing business with the Company. (Lane shall not be prohibited, however, from owning, as a passive investor, less than five percent (5%) of the publicly traded stock or other securities of any entity engaged in a business competitive with that of the Company.) Lane represents and agrees that (x) the Company has agreed to provide him, and he will receive from the Company, special experience and knowledge, including Confidential Information, (y) because the Confidential Information is valuable to the Company, its protection (particularly from any competitive business) constitutes a legitimate interest to be protected by the Company by enforcement of the restriction in this Article 7, and (z) the enforcement of the restriction in this Article 7 would not be unduly burdensome to Lane and that, in order to induce the Company to enter into this Agreement (which contains various benefits to Lane and obligations of the Company with respect to Lane's employment), Lane is willing and able to engage, invest, or participate in business after the Termination Date so as not to violate this Article 7. The Parties agree that the restrictions in this Article 7 regarding scope of activity, duration, and geographic area are reasonable; however, if any court should determine that any of those restrictions is unenforceable, that restriction shall not thereby be terminated, but shall be deemed amended to the extent required to render it enforceable.

8. NONSOLICITATION. Lane shall not, at any time within the twelve (12) consecutive months immediately after the Termination Date, either directly or indirectly:

EMPLOYMENT AGREEMENT - ROGER LANE

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    8.1. Disclose Contact Information. Make known to any person the names and addresses, or other contact information, of any of the customers, suppliers, or other persons having significant business relationships with the Company within the information technology industry, so that such person could affect, or attempt to affect, any of those relationships to the detriment of the Company; or

    8.2. Solicit Employees. Solicit, recruit, or hire, or attempt to solicit, recruit, or hire, any employee or consultant of the Company, or in any other manner attempt to induce any employee or consultant of the Company to leave the employ of the Company or cease his or her consulting or similar business relationship with the Company. References in this Article 8.2 to "any employee or consultant" shall include any person who was an employee or consultant of the Company at any time within the six (6) consecutive months preceding, and including, the Termination Date.

9. DEVELOPMENTS. Lane shall promptly disclose to the Company all inventions, discoveries, improvements, processes, formulas, ideas, know-how, methods, research, compositions, and other developments, whether or not patentable or copyrightable, that Lane, by himself or in conjunction with any other person, conceives, makes, develops, or acquires during the Term which (i) are or relate to the properties, assets, or existing or contemplated business or research activities of the Company, (ii) are suggested by, arise out of, or result from, directly or indirectly, Lane's association with the Company, or (iii) arise out of or result from, directly or indirectly, the use of the Company's time, labor, materials, facilities, or other resources ("Developments").

Lane hereby assigns, transfers, and conveys to the Company, and hereby agrees to assign, transfer, and convey to the Company during or after the Term, all of his right and title to and interest in all Developments. Lane shall, from time to time upon the request of the Company during or after the Term, execute and deliver any and all instruments and documents and take any and all other actions which, in the judgment of the Company or its counsel, are or may be necessary or desirable to document any such assignment, transfer, and conveyance to the Company or to enable the Company to file and process applications for, and to acquire, maintain, and enforce, any and all patents, trademarks, registrations, or copyrights with respect to any of the Developments, or to obtain any extension, validation, re-issue, continuance, or renewal of any such patent, trademark, registration, or copyright. The Company will be responsible for the preparation of any such instrument or document and for the implementation of any such proceedings and will reimburse Lane for all reasonable expenses incurred by him in complying with this Article 9.

10. INDEMNIFICATION. To the extent Lane is an officer or director of the Company, the Company shall include Lane under any existing or future (i) directors' and officers' liability insurance policy that the Company obtains and maintains or (ii) indemnification agreements between the Company and other executives of the Company. Subject to the foregoing sentence, the Company will indemnify Lane to the fullest extent permitted by the laws of the Company's

EMPLOYMENT AGREEMENT - ROGER LANE

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state of incorporation in effect at that time or by the articles or certificate of incorporation and by-laws of the Company, whichever affords the greater protection to Lane.

11. CERTAIN REMEDIES. Any breach or violation by Lane of any of Articles 6, 7, 8, and 9 shall entitle the Company, as a matter of right, to an injunction issued by any court of competent jurisdiction, restraining any further or continued breach or violation, or to specific performance requiring the compliance with Lane's covenants. This right to an injunction or other equitable relief shall be in addition to, and not in lieu of, any other remedies to which the Company may be entitled. The existence of any claim or cause of action of Lane against the Company, or any subsidiary or affiliate of the Company, whether based on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of Lane's covenants in any of Articles 6, 7, 8, and
9. The covenants in Articles 6, 7, 8, and 9 and in this Article 11 shall survive the termination of Lane's employment under this Agreement.

12. BINDING AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and Lane and their respective legal representatives, heirs, executors, administrators, and successors and assigns (as permitted by this Article 12), including any successor to the Company by merger, consolidation, or reorganization and any other person that acquires all or substantially all of the business and assets of the Company. The Company shall have the right, without the need for any consent from Lane, to assign its rights, benefits, remedies, and obligations under this Agreement to one or more other persons. The rights, benefits, remedies, and obligations of Lane under this Agreement are personal to Lane, however, and may not be assigned or delegated by him; except that this shall not preclude (i) Lane from designating one or more beneficiaries to receive any amount or benefit that may be paid or provided after Lane's death or (ii) the legal representative of Lane's estate from assigning any right or benefit under this Agreement to the person or persons entitled thereto under Lane's will or the laws of intestacy applicable to Lane's estate, as the case may be.

13. SEVERABILITY. If any provision of this Agreement is found to be invalid or unenforceable for any reason, then (i) that provision shall be severed from this Agreement, (ii) this Agreement shall be construed and enforced as if that invalid or unenforceable provision never constituted a part of this Agreement, and (iii) the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law. Further, in lieu of that invalid or unenforceable provision, there shall be added to this Agreement a provision as similar in its terms to that invalid or unenforceable provision as may be possible and be valid and enforceable.

14. NOTICES. Any notice, request, or other communication to be given by either Party under this Agreement by to the other shall be in writing and either (i) delivered in person, (ii) delivered by prepaid same-day or overnight courier service, (iii) sent by certified mail, postage prepaid with return receipt requested, or (iv) transmitted by facsimile, in any case addressed to the other Party as follows:

EMPLOYMENT AGREEMENT - ROGER LANE

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    To the Company:   MSI Holdings, Inc.
                      501 Waller Street
                      Austin, Texas 78702
                      Attention:________________
                      Facsimile: (512)473-2371

    with a copy (which shall not constitute notice) to:

                      Gardere & Wynne, L.L.P.
                      3000 Thanksgiving Tower
                      1601 Elm Street
                      Dallas, Texas 75201-4761
                      Attn: I. Bobby Majumder, Esq.
                      Facsimile: (214) 969-4667

    To Lane:          Roger M. Lane
                      10610 Morado Circle #624
                      Austin, Texas 78759

or to such other address or facsimile number as the Party to be notified may have designated by notice previously given in accordance with this Article 14. Communications delivered in person or by courier service or transmitted by facsimile shall be deemed given and received as of actual receipt (or refusal) by the addressee. Communications mailed as described above in this Article 14 shall be deemed given and received three (3) business days after mailing or upon actual receipt, whichever is earlier.

15. CERTAIN DEFINED TERMS. In this Agreement, (i) "person" means an individual or any corporation, partnership, trust, unincorporated association, limited liability company, or other legal entity, whether acting in an individual, fiduciary, or other capacity, and any government, court, or governmental agency,
(ii) "include" and "including" do not signify any limitation, (iii) "Article" and "Section" means any Article and any Section, respectively, of this Agreement, unless otherwise indicated, (iv) an "affiliate" of a person means any other person controlling, controlled by, or under common control with that person, and (v) "business day" means any Monday through Friday, other than any such weekday on which the executive offices of the Company are closed. In addition, the use in this Agreement of "year," "annual," "month," or "monthly" (or similar terms) to indicate a measurement period shall not itself be deemed to grant rights to Lane for employment or compensation for that period.

16. ENTIRE AGREEMENT. This Agreement, with Exhibits "A" and "B", constitutes the entire agreement between the Company and Lane with respect to the subject matter hereof and supersedes any prior agreement (including the Employment Letter) between the Company and Lane with respect to the same subject matter.


EMPLOYMENT AGREEMENT - ROGER LANE

17. MODIFICATION AND WAIVER. No amendment to or modification of this Agreement, or waiver of any term, provision, or condition of this Agreement, will be binding upon a Party unless the amendment, modification, or waiver is in writing and signed by the Party to be bound. Any waiver by a Party of a breach or violation of any provision of this Agreement by the other Party shall not be deemed a waiver of any other provision or of any subsequent breach or violation.

18. GENDER. Whenever the context requires in this Agreement, words denoting gender in this Agreement include the masculine, feminine, and neuter.

19. GOVERNING LAW; VENUE. This Agreement, and the rights, remedies, obligations, and duties of the Parties under this Agreement, shall be governed by, construed in accordance with, and enforced under the laws of the State of Texas. The exclusive venue of any action or proceeding relating to this Agreement or its subject matter shall be in Travis County, Texas.

20. COUNTERPARTS. This Agreement may be executed in counterparts, each of which constitutes an original, but all of which constitute one and the same document.

EMPLOYMENT AGREEMENT - ROGER LANE

The Parties have executed this Agreement to be effective as of the date stated in the first paragraph.

    THE COMPANY:                                LANE:

    MSI HOLDINGS, INC.,
    a Utah corporation

    By: /s/ ILLEGIBLE                           /s/ ROGER M. LANE
        ---------------------------------       -------------------------------
        /s/ ILLEGIBLE                           ROGER M. LANE
        ---------------------------------

        /s/ ILLEGIBLE

        /s/ ILLEGIBLE












EMPLOYMENT AGREEMENT - ROGER LANE

                                   EXHIBIT "A"

                               MSI HOLDINGS, INC.

                             STOCK OPTION AGREEMENT
--------------------------------------------------------------------------------

         Pursuant to the MSI Holdings, Inc. (f/k/a Micro-Media Solutions, Inc.) 1998 Stock Option Plan (the "Plan") for key employees of MS1 Holdings, Inc. (the "Company") and its Subsidiaries (as defined in the Plan), the Company hereby grants a nonqualified option to purchase shares of its Common Stock, $0.10 par value ("Common Stock"), to:

                                  ROGER M. LANE
                                  -------------
                                    Optionee

         This option is granted to the Optionee, in consideration of his serving as the Company's Chief Operating Officer, on the following terms and conditions:

         1. NUMBER OF SHARES AND PRICE. The number of shares subject to this option, and the exercise price per share, are:

               450,000                         $3.75
           ----------------            ------------------------
           Number of Shares            Exercise Price Per Share

         2. OPTION PERIOD. The term of this option (the "Option Period") will commence on the date of grant noted below in this Section 2 and will expire at 5:00 p.m., Austin, Texas time, on the earliest of (i) the 30th day after termination of the Optionee's continuing employment or consulting relationship with the Company and its Subsidiaries for any reason other than death, permanent disability (as determined by the Committee (as defined in the Plan) in accordance with the Plan) or retirement at or after seventy (70) years of age ("Normal Retirement Age"); (ii) one (1) year after the termination of the Optionee's continuing employment or consulting relationship with the Company and its Subsidiaries because of the death or permanent disability of the Optionee or the retirement of the Optionee at or after Normal Retirement Age; or (iii) the expiration date noted below in this Section 2. After the expiration date, no further shares may be purchased under this option.

STOCK OPTION AGREEMENT - ROGER LANE

        March 24, 1999                March 24, 2004
        --------------                ---------------
        Date of Grant                 Expiration Date

         3. VESTING. On the date that is six (6) months after the date of grant under this Stock Option Agreement ("Agreement"), One Hundred Thousand (100,000) option shares shall become vested and will be available thereafter for purchase by the Optionee, in accordance with this Agreement, during the Option Period. On the first anniversary of the date of grant of this option, One Hundred Ten Thousand (110,000) of the option shares shall become vested and will be available thereafter for purchase by the Optionee, in accordance with this Agreement, during the remaining term of the Option Period. On each of the second and the third anniversaries of the date of grant of this option, One Hundred Twenty Thousand (120,000) of the option shares shall become vested and will be available thereafter for purchase by the Optionee, in accordance with this Agreement, during the remaining term of the Option Period; provided, that on each such vesting date, the Optionee has been in a continuing employment or consulting relationship with the Company since the date of grant of this option, except as provided in Section 6 below. If the Optionee dies or becomes permanently disabled (as determined by the Committee in accordance with the Plan) during his continuing employment or consulting relationship with the Company or its Subsidiaries or retires from such employment or consulting relationship at or after Normal Retirement Age, all of the shares subject to this option will become and be vested and immediately available for purchase by the Optionee (or in the case of the death or disability of the Optionee, by the person(s) specified in Section 6(b) below or Section 6(c) below, as the case may
be) in accordance with this Agreement.

         4. VESTING UPON CHANGE OF CONTROL. If the Company proposes to sell all or substantially all of its assets or to be a party to any merger, consolidation or reorganization, or if any Acquiring Person (as defined below in this Section
4) makes a tender offer or exchange offer for the outstanding capital stock of the Company, and as a result of any such transaction the holders of outstanding equity securities of the Company (including, without limitation, shares of any and all classes of capital stock of the Company and options, warrants, and other rights to acquire shares of capital stock of the Company) immediately prior to the consummation thereof would own, directly or indirectly, fifty percent (50%) or less of all of the equity securities and voting power of the surviving, resulting or purchasing corporation or other entity outstanding immediately following the consummation thereof (any such transaction being a "Change-of-Control Transaction"), then all of the option shares will become and be vested and immediately available for purchase by the Optionee in accordance with this Agreement, and the Optionee will be entitled to receive, for the aggregate exercise price payable upon exercise of this option, in lieu of the shares of Common Stock otherwise issuable to him upon exercise of this option, the same kind and amount of securities or assets as may be distributable upon such Change-of-Control Transaction to a holder of the number of shares of Common Stock into which this option

STOCK OPTION AGREEMENT - ROGER LANE
is convertible immediately prior to the date of such Change-of-Control Transaction. An "Acquiring Person" is any person or entity other than (i) the Company, (ii) the Optionee or any group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of which the Optionee is a member, (iii) any person or entity that controls (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) the Company on the date of grant or any group of which any such controlling person or entity is a member, and (iv) any employee-benefit plan or related trust sponsored or maintained by the Company or any trustee or other fiduciary thereof. For the avoidance of doubt, neither the conversion of convertible securities of the Company nor the exercise or conversion of any options, warrants, or other rights to acquire shares of capital stock of the Company outstanding on the date of grant shall constitute a Change-of-Control Transaction.

         5. EXERCISE OF OPTION. Subject to Sections 3 and 4 above and Section 6 below, this option shall be exercisable at any time and from time to time after the date of grant and on or prior to its expiration on the expiration date, in whole or in part with respect to any portion of the option shares that has become vested at the time of exercise. No fractional shares will be issued. If an exercise covers a fractional share, the number of shares to be issued on exercise will be rounded to the next lowest share and the exercise price paid by the Optionee for the fraction will be returned to the Optionee.

         6. RIGHT TO EXERCISE; RESTRICTIONS. This option shall be exercisable during the Option Period only by the Optionee and only if, at the time of exercise, the Optionee has been in a continuing employment or consulting relationship with the Company since the date of grant of this option, except that:

            (a) The Optionee may exercise this option, with respect only to shares that were vested on the date of termination of his continuing employment or consulting relationship with the Company and its Subsidiaries, except for any termination described in subsections (b) and (c) of this Section 6, until the expiration of the Option Period on the 30th day after such termination (but, in any event, no later than the expiration of this option on the expiration date);

            (b) If the Optionee should die while in a continuing employment or consulting relationship with the Company and its Subsidiaries, this option may be exercised, to the extent of the shares with respect to which this option could have been exercised by the Optionee on the date of his death (in accordance with the last sentence of Section 3 above), by the Optionee's estate or by a person who acquired the right to exercise this option by bequest or inheritance or by reason of the death of the Optionee until the expiration of the Option Period one year after the death of Optionee (but, in any event, no later than the expiration of this option on the expiration date); and

STOCK OPTION AGREEMENT - ROGER LANE

            (c) If the Optionee should become permanently disabled (as determined by the Committee in accordance with the Plan) or retire at or after Normal Retirement Age while in a continuing employment or consulting relationship with the Company and its Subsidiaries, this option may be exercised, to the extent of the shares with respect to which this option could have been exercised by the Optionee on the date of his disability (in accordance with the last sentence of Section 3 above), by the Optionee or his personal representative until the expiration of the Option Period one year after such event (but, in any event, no later than the expiration of this option on the expiration date).

         For purposes of this option, the term "continuing employment or consulting relationship" means the absence of any interruption or termination of the Optionee's employment by or consulting relationship with the Company or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company or one of its Subsidiaries. A continuing employment or consulting relationship shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board. If the Optionee's employment or consulting relationship is terminated for any reason (including disability or retirement from active employment), but simultaneously therewith the Optionee becomes a member of the Board or the board of directors of a Subsidiary (a "Subsidiary Board") or is then already a member, the employment or consulting relationship will be deemed to be a continuing employment or consulting relationship as long as the Optionee serves as a member of the Board or a Subsidiary Board, and (if otherwise applicable) he shall not be deemed to have retired until cessation of or retirement from his membership on the Board or a Subsidiary Board.

         This option may not be exercised, or if exercised no shares need be issued by the Company, unless and until the Company has obtained all necessary approvals and consents of, and has made all necessary filings or submissions to, governmental authorities and other persons (such as lenders to the Company).

         7. MANNER OF EXERCISE. This option shall be exercisable by a written notice to the Company which:

            (a) States the election to exercise this option and the number of shares with respect to which it is being exercised;

            (b) Contains an undertaking to provide such information as is required, in the discretion of counsel for the Company, to determine whether an exemption from registration of such shares, if required, is available under federal and applicable state securities laws and to make such representations and warranties regarding the Optionee's investment intent as such counsel may reasonably require; and

STOCK OPTION AGREEMENT - ROGER LANE

            (c) Is signed by the Optionee or other person or persons authorized to exercise this option and, if signed by a person other than the Optionee, is accompanied by appropriate evidence or proof of the authority or right of each such person to exercise this option.

The written notice shall be accompanied by cash or a check (which, after the Optionee's continuing employment or consulting relationship with the Company and its Subsidiaries has ceased, must be a cashier's or certified check) in the amount of the exercise price for the total number of shares being purchased; except that, if then permitted under applicable securities laws, the Optionee may exercise this option by delivering to the Company a properly executed notice of exercise together with (i) irrevocable instructions to a securities broker to promptly deliver to the Company cash or a check payable and acceptable to the Company in the full amount of the exercise price for the total number of option shares being purchased (provided, that the Optionee and the securities broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company may prescribe as a condition of that payment procedure), or (ii) shares of Common Stock that have been owned by the Optionee for at least six (6) months before the date of exercise, free and clear of any and all liens, claims, and encumbrances, having a fair market value on the last trading day preceding the date of exercise equal to the full amount of the exercise price for the total number of option shares being purchased. The Optionee may also make payment in any combination of the permissible forms of payment described in the preceding sentence. The Company may also require that the Optionee remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or make any other arrangements satisfactory to the Company with regard to those taxes, as a condition to the delivery to the Optionee of any option shares purchased pursuant to exercise of this option.

    8. NON-TRANSFERABILITY. This option and the Optionee's rights under this Agreement may not be transferred or assigned in any manner by the Optionee other than by will or the laws of descent and distribution, and any purported transfer or assignment by the Optionee (other than by will or the laws of descent and distribution) shall be void. This option may be exercised only by the Optionee during his lifetime.

    9. RIGHTS AS STOCKHOLDER. Optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by this option, until such time as a certificate is issued to him for the shares. Except as provided in
Section 10 of this Agreement, no adjustment will be made for dividends or other rights of stockholders for which the record date is prior to the issuance of a certificate for the shares.

    10. CAPITAL ADJUSTMENTS. The number of shares of Common Stock covered by this option, and the exercise price thereof, shall be subject to such adjustment as the Committee

STOCK OPTION AGREEMENT - ROGER LANE
deems appropriate to reflect any stock dividend, stock split, share combination, or the like of or by the Company.

    11. NOTICES. Each notice relating to this option must be in writing and delivered in person or by courier or sent by certified mail, postage prepaid with return receipt requested, to the proper address. Each notice will be deemed to have been given on the date it is received. Notices to the Company will be mailed or delivered as follows:

            MSI Holdings, Inc.
            501 Waller
            Austin, Texas 78702
            Attention: Chairman of the Board

    along with a copy (which shall not constitute notice) to:

            Gardere & Wynne, L.L.P.
            3000 Thanksgiving Tower
            1601 Elm Street
            Dallas, Texas 75201-4761
            Attn: I. Bobby Majumder, Esq.
            Telecopier: (214) 969-4667

Notices to the Optionee will be addressed to him at his home address as then reflected in the personnel records of the Company. A party may change its or his address for notices under this Agreement by giving a notice to that effect in accordance with this Section 11.

         12. BENEFITS OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon each successor of the Company and upon the heirs, legal representatives and successors of the Optionee. This Agreement shall be the sole and exclusive source of any and all rights which the Optionee, his heirs, legal representatives or successors, may have with respect to the shares subject to this option.

         13. RESOLUTION OF DISPUTES. Any dispute or disagreement about the interpretation, construction or application of this Agreement will be determined by the Committee. Any determination made by the Committee will be final, binding and conclusive for all purposes.

STOCK OPTION AGREEMENT - ROGER LANE

           14. STOCK OPTION PLAN. This option is granted pursuant to the Plan, as amended and in effect from time to time, and the Plan is incorporated in, and made a part of, this Agreement. In the event of any conflict or inconsistency between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall be controlling, but the terms and conditions of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, this option is subject to any rules and regulations promulgated under or for the Plan, whether now or hereafter in effect.

         15. GENDER AND NUMBER. In this Agreement, whenever required by the context, the pronouns and any variation thereof shall be deemed to referred to the masculine, feminine, or neuter, and the singular shall include the plural, and visa versa.

         16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one document.

         IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the date of grant noted above.

OPTIONEE                                 MSI HOLDINGS, INC.


                                         By:
-------------------------------             -----------------------------------
ROGER M. LANE
                                            -----------------------------------


STOCK OPTION AGREEMENT - ROGER LANE

                                   EXHIBIT "B"

                              SETTLEMENT AGREEMENT,
                    GENERAL RELEASE, AND COVENANT NOT TO SUE

         This Settlement Agreement, General Release, and Covenant Not to Sue ("Agreement") is made and entered into as of the ______ day of ____________, _____, by and between ________ ("Employee") and MSI HOLDINGS, INC., a Utah corporation (the "Company"), both of which are hereinafter collectively referred to as the "parties".

                                    Recitals

         WHEREAS, Employee was employed by the Company as its Chief Operating Officer under the terms of an Employment Agreement dated as of March 24, 1999 (the "Employment Agreement");

         WHEREAS, Employee's employment under the Employment Agreement [SHALL TERMINATE/HAS TERMINATED] effective _____________, _________ (the "Termination Date"); and

         WHEREAS, the parties desire to settle fully and finally, in the manner set forth herein, all differences between them which have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but in no way limited to, any and all claims and controversies arising out of the Employment Agreement, the employment relationship between Employee and the Company, and the cessation or termination thereof;

                                     Agreement

         NOW, THEREFORE, in consideration of the Recitals and the mutual promises, covenants and agreements set forth herein, the parties covenant and agree as follows:

         "Employee, for himself or herself and on behalf of his attorneys, heirs, legatees, assigns, successors, executors, and administrators, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES the Company, its current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, limited liability companies, and other entities, their successors and assigns, and the current and former owners, members, shareholders, managers, directors, officers, partners, employees, agents, attorneys, representatives, and insurers of said corporations, firms, associations, partnerships, limited liability companies, and other entities, and their guardians, successors, assigns, heirs, executors, and administrators (hereinafter collectively referred to as the "Releasees"), from any and all claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, rights, debts, demands, controversies, costs, losses, damages, and expenses (including, without limitation, attorneys' fees and expenses) whatsoever (collectively, "Claims") under any municipal, local, state, or federal law, common or statutory -- including, but in no way limited to, Claims under the AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, 29 U.S.C. Section 621, et seq. -- for any actions or omissions whatsoever, whether known or unknown, that are connected with or related to the Employment Agreement, the employment of Employee by the Company, or the cessation or termination thereof, which existed or may have existed prior to, or contemporaneously with, the execution of this Agreement. Employee does not, however, release, acquit, or discharge the Releasees from any Claim arising out of any nonperformance or failure to perform by the Company of any of its obligations under this Agreement or any Claim not connected with or related to the Employment Agreement, the employment of Employee by the Company, or the cessation or termination thereof.

         2. Employee, for himself or herself and on behalf of his or her attorneys, heirs, legatees, assigns, successors, executors, and administrators, COVENANTS NOT TO SUE OR OTHERWISE CONSENT TO PARTICIPATE IN ANY ACTION AGAINST, any of the Releasees based upon any of the Claims released in paragraph 1 of this Agreement.

         3. Employee agrees that he will keep the terms, amount, and fact of this Agreement STRICTLY AND COMPLETELY CONFIDENTIAL and that he will not communicate or otherwise disclose to any employee (past, present, or future) of the Company or any of the other Releasees or to a member of the general public the terms, amount, or fact of this Agreement, except as may be required by law or compulsory process.

         4. Employee waives and releases forever any right or rights he might have to employment, reemployment, or reinstatement with the Company or any of the other Releasees, except as may be provided under the terms of this Agreement.

         5. Upon the expiration of seven (7) days after Employee's execution of this Agreement, the Company agrees to begin to pay or provide Employee the Severance Payments and, if applicable, the Insurance Payments (as those terms are defined in the Employment Agreement) in accordance with the surviving terms of the Employment Agreement.

         6. The parties hereto recognize that, by entering into this Agreement, the Company and each other Releasee does not admit, and does specifically deny, any violation of any local, state, or federal law, common or statutory. The parties further recognize that this Agreement has been entered into in release and compromise of any claims which might be asserted by Employee in connection with his employment by the Company, or the termination thereof, and to avoid the expense and burden of any litigation related thereto.

         7. The parties acknowledge and agree that in the event Employee materially breaches any provision of this Agreement, (a) Employee will indemnify and hold the Company harmless from and against any and all resulting damages, expense, or loss incurred by the Company (including, without limitation, attorneys' fees and expenses), (b) Employee will immediately repay to the Company in full any payments made to him under the provisions (including, without limitation, paragraph 5) of this Agreement, and (c) the Company will be entitled to file counterclaims against Employee for breach of the covenant not to sue and may recover from Employee any payment not repaid to the Company, as required by clause (b) of this paragraph 7, as well as any and all other resulting actual or consequential damages.

         8. One or more waivers of a breach of any covenant, term, or provision of this Agreement by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term, or provision, nor shall it be considered a waiver of any other then existing or subsequent breach of a different covenant, term, or provision.

EXHIBIT "B" TO EMPLOYMENT AGREEMENT

         9. If any provision or term of this Agreement is held to be illegal, invalid, or unenforceable, (a) such provision or term shall be fully severable,
(b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never constituted part of this Agreement, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision or term there shall be added automatically as a part of this Agreement another provision or term as similar to the illegal, invalid, or unenforceable provision as may be possible and that is legal, valid, and enforceable.

         10. The parties agree that should one party sue the other party for a breach of any provision of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs of court. Each party shall have the right to sue for specific performance of this Agreement, and for declaratory and injunctive relief.

         11. Either party may revoke this Agreement, within seven (7) days of the date of its execution by Employee (the "Revocation Period"), by written notice to the other party. Employee agrees that if he revokes this Agreement, he shall receive none of the benefits provided for under its terms or the surviving terms of the Employment Agreement. Employee further understands and agrees that, unless the Company receives from Employee, prior to the expiration of the Revocation Period, written notice of his revocation of this Agreement, this Agreement and all of its terms shall have full force and effect, and Employee shall have forever waived his right to revoke this Agreement.

         12. This Agreement and the terms of the Employment Agreement that survive the cessation or termination of Employee's employment thereunder constitute the entire agreement of the parties, and supersedes all prior and contemporaneous negotiations and agreements, oral or written, between the parties. All prior and contemporaneous negotiations and agreements are deemed incorporated and merged into this Agreement and are deemed to have been abandoned if not so incorporated. No representations, oral or written, are being relied upon by either party in executing this Agreement other than the express representations of this Agreement and the terms of the Employment Agreement that survive the cessation or termination of Employee's employment thereunder. This Agreement cannot be changed or terminated without the express written consent of the parties.

         13. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except where preempted by federal law.

         14. By executing this Agreement, Employee acknowledges that (a) this Agreement has been reviewed with him by a representative of the Company (see Attachment "A", which is attached hereto and incorporated herein by reference),
(b) he has had at least twenty-one (21) days to consider the terms of the Agreement (see Attachment "A"), and has considered its terms for that period of time or has knowingly and voluntarily waived his right to do so, (c) he has been advised by the Company in writing to consult with an attorney regarding the terms of the Agreement (see Attachment "A"), (d) he has consulted with, or has had sufficient opportunity to consult with, an attorney of his own choosing regarding the terms of this Agreement, (e) any and all questions regarding the terms of this Agreement have been asked and answered to his complete satisfaction, (f) he has read this Agreement and fully understands its terms and their import, (g) except as provided by this Agreement, he has no contractual right or claim to the benefits described herein, (h) the consideration provided for herein is good and valuable, and (i) HE IS ENTERING INTO THIS AGREEMENT VOLUNTARILY, OF HIS OWN FREE WILL, AND WITHOUT ANY COERCION, UNDUE INFLUENCE, THREAT, OR INTIMIDATION OF ANY KIND OR TYPE WHATSOEVER.

EXHIBIT "B" TO EMPLOYMENT AGREEMENT

EXECUTED in                   , Texas, this     day of            ,          .
            -----------------               ---        ----------    -------

                                       EMPLOYEE:


                                       ----------------------------------------

THE STATE OF ____________ )
                          )
COUNTY OF _______________ )


         BEFORE ME, the undersigned, a Notary Public, on this day personally appeared _________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he or she executed the same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this      day of       ,       .
                                                    -----       ------   -----




                                        ---------------------------------------
                                        Notary Public, State of
                                                               ----------------

[SEAL]

EXHIBIT "B" TO EMPLOYMENT AGREEMENT

EXECUTED in                   , Texas, this     day of            ,          .
            -----------------               ---        ----------    -------

                                       MSI HOLDINGS, INC.

                                       By:
                                          -------------------------------------

                                       Its:
                                           ------------------------------------

THE STATE OF Texas        )
                          )
COUNTY OF _______________ )


         BEFORE ME, the undersigned, a Notary Public, on this day personally appeared ___________________, __________________ of MSI HOLDINGS, INC., known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he or she executed the same as the act of that company for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this      day of       ,       .
                                                    -----       ------   -----




                                        ---------------------------------------
                                        Notary Public, State of Texas

[SEAL]

EXHIBIT "B" TO EMPLOYMENT AGREEMENT

                                 ATTACHMENT "A"

                                NOTICE OF RIGHTS

         Attached hereto you will find a proposed Settlement Agreement, General Release, and Covenant Not to Sue ("Agreement") with respect to the cessation or termination of your employment. It is required by law that you be given at least 21 days from the date of receipt of the proposed Agreement within which to consider its terms. During this period, please feel free to contact the person listed below to ask any questions regarding the Agreement including, but not limited to, the definitions of words which you do not know and the meanings of phrases, sentences, or paragraphs which you do not understand. It is recommended that you consult with an attorney regarding your legal rights with respect to the Agreement during this 21-day period.

                            ACKNOWLEDGMENT OF RECEIPT

         I acknowledge that I received a copy of MSI HOLDINGS, INC.'s proposed Settlement Agreement, General Release, and Covenant Not to Sue at _:_ _.m. this ___ day of ___, ___, and that the Agreement and the Notice of Rights above have been reviewed with me by the person signing below on behalf of MSI HOLDINGS, INC.

                                           EMPLOYEE:


-------------------, ----                  ------------------------------------
(Date)



MSI HOLDINGS, INC.

By:
   ------------------------------------
Its:
    -----------------------------------

                               MSI HOLDINGS, INC.

                             STOCK OPTION AGREEMENT
--------------------------------------------------------------------------------

         Pursuant to the MSI Holdings, Inc. (f/k/a Micro-Media Solutions, Inc.) 1998 Stock Option Plan (the "Plan") for key employees of MSI Holdings, Inc. (the "Company") and its Subsidiaries (as defined in the Plan), the Company hereby grants a nonqualified option to purchase shares of its Common Stock, $0.10 par value ("Common Stock"), to:

                                  ROGER M. LANE
                                  -------------
                                    Optionee

         This option is granted to the Optionee, in consideration of his serving as the Company's Chief Operating Officer, on the following terms and conditions:

         1. NUMBER OF SHARES AND PRICE. The number of shares subject to this option, and the exercise price per share, are:

                  450,000                         $3.75
              ----------------            ------------------------
              Number of Shares            Exercise Price Per Share

         2. OPTION PERIOD. The term of this option (the "Option Period") will commence on the date of grant noted below in this Section 2 and will expire at 5:00 p.m., Austin, Texas time, on the earliest of (i) the 30th day after termination of the Optionee's continuing employment or consulting relationship with the Company and its Subsidiaries for any reason other than death, permanent disability (as determined by the Committee (as defined in the Plan) in accordance with the Plan) or retirement at or after seventy (70) years of age ("Normal Retirement Age"); (ii) one (1) year after the termination of the Optionee's continuing employment or consulting relationship with the Company and its Subsidiaries because of the death or permanent disability of the Optionee or the retirement of the Optionee at or after Normal Retirement Age; or (iii) the expiration date noted below in this Section 2. After the expiration date, no further shares may be purchased under this option.

STOCK OPTION AGREEMENT - ROGER LANE

               March 24, 1999                March 24, 2004
               --------------               ---------------
               Date of Grant                Expiration Date

         3. VESTING. On the date that is six (6) months after the date of grant under this Stock Option Agreement ("Agreement"), One Hundred Thousand (100,000) option shares shall become vested and will be available thereafter for purchase by the Optionee, in accordance with this Agreement, during the Option Period. On the first anniversary of the date of grant of this option, One Hundred Ten Thousand (110,000) of the option shares shall become vested and will be available thereafter for purchase by the Optionee, in accordance with this Agreement, during the remaining term of the Option Period. On each of the second and the third anniversaries of the date of grant of this option, One Hundred Twenty Thousand (120,000) of the option shares shall become vested and will be available thereafter for purchase by the Optionee, in accordance with this Agreement, during the remaining term of the Option Period; provided that on each such vesting date, the Optionee has been in a continuing employment or consulting relationship with the Company since the date of grant of this option, except as provided in Section 6 below. If the Optionee dies or becomes permanently disabled (as determined by the Committee in accordance with the Plan) during his continuing employment or consulting relationship with the Company or its Subsidiaries or retires from such employment or consulting relationship at or after Normal Retirement Age, all of the shares subject to this option will become and be vested and immediately available for purchase by the Optionee (or in the case of the death or disability of the Optionee, by the person(s) specified in Section 6(b) below or Section 6(c) below, as the case may
be) in accordance with this Agreement.

         4. VESTING UPON CHANGE OF CONTROL. If the Company proposes to sell all or substantially all of its assets or to be a party to any merger, consolidation or reorganization, or if any Acquiring Person (as defined below in this Section
4) makes a tender offer or exchange offer for the outstanding capital stock of the Company, and as a result of any such transaction the holders of outstanding equity securities of the Company (including, without limitation, shares of any and all classes of capital stock of the Company and options, warrants, and other rights to acquire shares of capital stock of the Company) immediately prior to the consummation thereof would own, directly or indirectly, fifty percent (50%) or less of all of the equity securities and voting power of the surviving, resulting or purchasing corporation or other entity outstanding immediately following the consummation thereof (any such transaction being a "Change-of-Control Transaction"), then all of the option shares will become and be vested and immediately available for purchase by the Optionee in accordance with this Agreement, and the Optionee will be entitled to receive, for the aggregate exercise price payable upon exercise of this option, in lieu of the shares of Common Stock otherwise issuable to him upon exercise of this option, the same kind and amount of securities or assets as may be distributable upon such Change-of-Control Transaction to a holder of the number of shares of Common Stock into which this option

STOCK OPTION AGREEMENT - ROGER LANE
is convertible immediately prior to the date of such Change-of-Control Transaction. An "Acquiring Person" is any person or entity other than (i) the Company, (ii) the Optionee or any group (within the meaning -of Section 13(d)(3). of the Securities Exchange Act of 1934, as amended) of which the Optionee is a member, (iii) any person or entity that controls (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) the Company on the date of grant or any group of which any such controlling person or entity is a member, and (iv) any employee-benefit plan or related trust sponsored or maintained by the Company or any trustee or other fiduciary thereof. For the avoidance of doubt, neither the conversion of convertible securities of the Company nor the exercise or conversion of any options, warrants, or other rights to acquire shares of capital stock of the Company outstanding on the date of grant shall constitute a Change-of-Control Transaction.

         5. EXERCISE OF OPTION. Subject to Sections 3 and 4 above and Section 6 below, this option shall be exercisable at any time and from time to time after the date of grant and on or prior to its expiration on the expiration date, in whole or in part with respect to any portion of the option shares that has become vested at the time of exercise. No fractional shares will be issued. If an exercise covers a fractional share, the number of shares to be issued on exercise will be rounded to the next lowest share and the exercise price paid by the Optionee for the fraction will be returned to the Optionee.

         6. RIGHT TO EXERCISE; RESTRICTIONS. This option shall be exercisable during the Option Period only by the Optionee and only if, at the time of exercise, the Optionee has been in a continuing employment or consulting relationship with the Company since the date of grant of this option, except that:

            (a) The Optionee may exercise this option, with respect only to shares that were vested on the date of termination of his continuing employment or consulting relationship with the Company and its Subsidiaries, except for any termination described in subsections (b) and (c) of this Section 6, until the expiration of the Option Period on the 30th day after such termination (but, in any event, no later than the expiration of this option on the expiration date);

            (b) If the Optionee should die while in a continuing employment or consulting relationship with the Company and its Subsidiaries, this option may be exercised, to the extent of the shares with respect to which this option could have been exercised by the Optionee on the date of his death (in accordance with the last sentence of Section 3 above), by the Optionee's estate or by a person who acquired the right to exercise this option by bequest or inheritance or by reason of the death of the Optionee until the expiration of the Option Period one year after the death of Optionee (but, in any event, no later than the expiration of this option on the expiration date); and

STOCK OPTION AGREEMENT - ROGER LANE

            (c) If the Optionee should become permanently disabled (as determined by the Committee in accordance with the Plan) or retire at or after Normal Retirement Age while in a continuing employment or consulting relationship with the Company and its Subsidiaries, this option may be exercised, to the extent of the shares with respect to which this option could have been exercised by the Optionee on the date of his disability (in accordance with the last sentence of Section 3 above), by the Optionee or his personal representative until the expiration of the Option Period one year after such event (but, in any event, no later than the expiration of this option on the expiration date).

         For purposes of this option, the term "continuing employment or consulting relationship" means the absence of any interruption or termination of the Optionee's employment by or consulting relationship with the Company or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company or one of its Subsidiaries. A continuing employment or consulting relationship shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board. If the Optionee's employment or consulting relationship is terminated for any reason (including disability or retirement from active employment), but simultaneously therewith the Optionee becomes a member of the Board or the board of directors of a Subsidiary (a "Subsidiary Board") or is then already a member, the employment or consulting relationship will be deemed to be a continuing employment or consulting relationship as long as the Optionee serves as a member of the Board or a Subsidiary Board, and (if otherwise applicable) he shall not be deemed to have retired until cessation of or retirement from his membership on the Board or a Subsidiary Board.

         This option may not be exercised, or if exercised no shares need be issued by the Company, unless and until the Company has obtained all necessary approvals and consents of, and has made all necessary filings or submissions to, governmental authorities and other persons (such as lenders to the Company).

         7. MANNER OF EXERCISE. This option shall be exercisable by a written notice to the Company which:

            (a) States the election to exercise this option and the number of shares with respect to which it is being exercised;

            (b) Contains an undertaking to provide such information as is required, in the discretion of counsel for the Company, to determine whether an exemption from registration of such shares, if required, is available under federal and applicable state securities laws and to make such representations and warranties regarding the Optionee's investment intent as such counsel may reasonably require; and

STOCK OPTION AGREEMENT - ROGER LANE

            (c) Is signed by the Optionee or other person or persons authorized to exercise this option and, if signed by a person other than the Optionee, is accompanied by appropriate evidence or proof of the authority or right of each such person to exercise this option.

The written notice shall be accompanied by cash or a check (which, after the Optionee's continuing employment or consulting relationship with the Company and its Subsidiaries has ceased, must be a cashier's or certified check) in the amount of the exercise price for the total number of shares being purchased; except that, if then permitted under applicable securities laws, the Optionee may exercise this option by delivering to the Company a properly executed notice of exercise together with (i) irrevocable instructions to a securities broker to promptly deliver to the Company cash or a check payable and acceptable to the Company in the full amount of the exercise price for the total number of option shares being purchased (provided, that the Optionee and the securities broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company may prescribe as a condition of that payment procedure), or (ii) shares of Common Stock that have been owned by the Optionee for at least six (6) months before the date of exercise, free and clear of any and all liens, claims, and encumbrances, having a fair market value on the last trading day preceding the date of exercise equal to the full amount of the exercise price for the total number of option shares being purchased. The Optionee may also make payment in any combination of the permissible forms of payment described in the preceding sentence. The Company may also require that the Optionee remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or make any other arrangements satisfactory to the Company with regard to those taxes, as a condition to the delivery to the Optionee of any option shares purchased pursuant to exercise of this option.

         8. NON-TRANSFERABILITY. This option and the Optionee's rights under this Agreement may not be transferred or assigned in any manner by the Optionee other than by will or the laws of descent and distribution, and any purported transfer or assignment by the Optionee (other than by will or the laws of descent and distribution) shall be void. This option may be exercised only by the Optionee during his lifetime.

         9. RIGHTS AS STOCKHOLDER. Optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by this option, until such time as a certificate is issued to him for the shares. Except as provided in Section 10 of this Agreement, no adjustment will be made for dividends or other rights of stockholders for which the record date is prior to the issuance of a certificate for the shares.

         10. CAPITAL ADJUSTMENTS. The number of shares of Common Stock covered by this option, and the exercise price thereof, shall be subject to such adjustment as the Committee

STOCK OPTION AGREEMENT - ROGER LANE
 deems appropriate to reflect any stock dividend, stock split, share combination, or the like of or by the Company.

         11. NOTICES. Each notice relating to this option must be in writing and delivered in person or by courier or sent by certified mail, postage prepaid with return receipt requested, to the proper address. Each notice will be deemed to have been given on the date it is received. Notices to the Company will be mailed or delivered as follows:

          MSI Holdings, Inc.
          501 Waller
          Austin, Texas 78702
          Attention: Chairman of the Board

    along with a copy (which shall not constitute notice) to:

          Gardere & Wynne, L.L.P.
          3000 Thanksgiving Tower
          1601 Elm Street
          Dallas, Texas 75201-4761
          Attn: I. Bobby Majumder, Esq.
          Telecopier: (214) 969-4667

Notices to the Optionee will be addressed to him at his home address as then reflected in the personnel records of the Company. A party may change its or his address for notices under this Agreement by giving a notice to that effect in accordance with this Section 11.

         12. BENEFITS OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon each successor of the Company and upon the heirs, legal representatives and successors of the Optionee. This Agreement shall be the sole and exclusive source of any and all rights which the Optionee, his heirs, legal representatives or successors, may have with respect to the shares subject to this option.

         13. RESOLUTION OF DISPUTES. Any dispute or disagreement about the interpretation, construction or application of this Agreement will be determined by the Committee. Any determination made by the Committee will be final, binding and conclusive for all purposes.

STOCK OPTION AGREEMENT - ROGER LANE

         14. STOCK OPTION PLAN. This option is granted pursuant to the Plan, as amended and in effect from time to time, and the Plan is incorporated in, and made a part of, this Agreement. In the event of any conflict or inconsistency between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall be controlling; but the terms and conditions of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, this option is subject to any rules and regulations promulgated under or for the Plan, whether now or hereafter in effect.

         15. GENDER AND NUMBER. In this Agreement, whenever required by the context, the pronouns and any variation thereof shall be deemed to referred to the masculine, feminine, or neuter, and the singular shall include the plural, and visa versa.

         16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one document.

         IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the date of grant noted above.

OPTIONEE                             MSI HOLDINGS, INC.

/s/ ROGER M. LANE                    By: /s/ ILLEGIBLE
-------------------------------         ----------------------------------
ROGER M. LANE                           Chairman/MSI
                                        ----------------------------------
                                        /s/ ILLEGIBLE
                                        /s/ ILLEGIBLE





STOCK OPTION AGREEMENT - ROGER LANE